UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 31, 2023

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Shareholders Meeting of Southern California Gas Company (the “Company”) was held on May 31, 2023. At the Annual Shareholders Meeting, the Company’s shareholders:

(1)elected until the next annual meeting of shareholders all four of the director nominees up for election and listed below;

(2) approved, on an advisory basis, the Company’s executive compensation as reported in the Company’s information statement for the Annual Shareholders Meeting; and

(3) approved, on an advisory basis, that shareholders will vote on an advisory basis on the Company’s executive compensation every three years.

The following are the final voting results for the election of directors of the Company at the Annual Shareholders Meeting, as certified by the Company’s inspector of election at such meeting:

Proposal 1: Election of Directors

Nominees	No. of Votes For	No. of Votes Against	No. of Abstentions	No. of Broker Non-Votes
Diana L. Day	91,350,970	—	—	—
Scott D. Drury	91,350,970	—	—	—
Lisa Larroque Alexander	91,350,970	—	—	—
Kevin C. Sagara	91,350,970	—	—	—

Proposal 2: Advisory Approval of the Company’s Executive Compensation

No. of Votes
Votes For	91,350,970
Votes Against	—
Abstentions	—
Broker Non-Votes	—

Proposal 3: Advisory Approval of How Often Shareholders Will Vote on an Advisory Basis on the Company’s Executive Compensation

No. of Votes
Votes For "ONE YEAR"	—
Votes For "TWO YEARS"	—
Votes For "THREE YEARS"	91,350,970
Abstentions	—
Broker Non-Votes	—

On May 31, 2023, consistent with the voting results for Proposal 3 the Board determined that the Company will hold a future advisory vote on the Company’s executive compensation every three years until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: June 2, 2023	By: /s/ Scott D. Drury
Scott D. Drury Chief Executive Officer